                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY



                      DEPOSIT AND DISBURSEMENT AGREEMENT


                                    between


                         PROJECT ORANGE FUNDING, L.P.,



                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                              as Collateral Agent
                          and Securities Intermediary


                                      and


                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                  as Trustee



                         Dated as of December 6, 1999

                               TABLE OF CONTENTS

                                ______________

                                                                           Page
                                                                           ----
                                   Article 1
                                   ---------
                                  Definitions
                                  -----------

     Section 1.01.  Capitalized Terms...................................    2
                                                                            -
     Section 1.02.  Definitions, Construction...........................    2
                                                                            -

                                   Article 2
                                   ---------
                           Establishment of Accounts
                           -------------------------

     Section 2.01.  Acceptance of Appointment as Collateral Agent.......   11
                                                                           --
     Section 2.02.  Establishment of Funds and Sub-funds................   12
                                                                           --
     Section 2.03.  Security Interest...................................   14
                                                                           --
     Section 2.04.  Termination.........................................   14
                                                                           --

                                   Article 3
                                   ---------
                                   The Funds
                                   ---------

     Section 3.01.  Revenue Account.....................................   14
                                                                           --
     Section 3.02.  Principal Account...................................   18
                                                                           --
     Section 3.03.  Interest Account....................................   18
                                                                           --
     Section 3.04.  Debt Service Reserve Account........................   19
                                                                           --
     Section 3.05.  Gas Reserve Account.................................   21
                                                                           --
     Section 3.06.  Capital Expenditure Reserve Account.................   21
                                                                           --
     Section 3.07.  Subordinated Asset Management Fee Account...........   22
                                                                           --
     Section 3.08.  Distribution Account................................   23
                                                                           --
     Section 3.09.  Distribution Suspense Account.......................   24
                                                                           --
     Section 3.10.  Loss Proceeds Account...............................   25
                                                                           --
     Section 3.11.  Redemption Account..................................   31
                                                                           --
     Section 3.12.  Investment of Accounts..............................   32
                                                                           --
     Section 3.13.  Disposition of Accounts upon Retirement of
                    Senior Secured Notes................................   33
                                                                           --
     Section 3.14.  Account Balance Statements..........................   33
                                                                           --
     Section 3.15.  Events of Default...................................   34
                                                                           --
     Section 3.16.  Accounts Maintained as UCC "Securities Accounts"....   34
                                                                           --
     Section 3.17.  Stipulation Reserve Account.........................   35
                                                                           --

                                                                           Page
                                                                           ----
                                   Article 4
                                   ---------
                               Collateral Agent
                               ----------------

     Section 4.01.  Appointment of Collateral Agent, Power and
                    Immunities..........................................     36
                                                                             --
     Section 4.02.  Reliance by Collateral Agent........................     37
                                                                             --
     Section 4.03.  Court Orders........................................     38
                                                                             --
     Section 4.04.  Resignation or Removal..............................     38
                                                                             --

                                   Article 5
                                   ---------
                        Expenses; Indemnification; Fees
                        -------------------------------

     Section 5.01.  Expenses............................................    40
                                                                            --
     Section 5.02.  Indemnification.....................................    40
                                                                            --
     Section 5.03.  Fees................................................    40
                                                                            --

                                   Article 6
                                   ---------
                                 Miscellaneous
                                 -------------

     Section 6.01.  Amendments; Etc.....................................   40
                                                                           --
     Section 6.02.  Addresses for Notices...............................   41
                                                                           --
     Section 6.03.  Governing Law.......................................   41
                                                                           --
     Section 6.04.  Waiver of Jury Trial................................   41
                                                                           --
     Section 6.05.  Headings............................................   42
                                                                           --
     Section 6.06.  No Third Party Beneficiaries........................   42
                                                                           --
     Section 6.07.  No Waiver...........................................   42
                                                                           --
     Section 6.08.  Severability........................................   42
                                                                           --
     Section 6.09.  Successors and Assigns..............................   42
                                                                           --
     Section 6.10.  Execution in Counterparts...........................   42
                                                                           --
     Section 6.11.  Consequential Damages...............................   42
                                                                           --
     Section 6.12.  Limitation of Liability.............................   43
                                                                           --
     Section 6.13.  Regarding the Collateral Agent......................   44
                                                                           --
     Section 6.14.  Dispute Resolution..................................   44
                                                                           --

     This DEPOSIT AND DISBURSEMENT AGREEMENT (this "Depositary Agreement") dated as of December 6, 1999 between Project Orange Funding, L.P., a Delaware limited partnership (together with its successors, including Project Orange Associates, L.P., a Delaware limited partnership, as the survivor of the merger of Project Orange Funding L.P. with and into Project Orange Associates, L.P. concurrently with the issuance and sale of the Senior Secured Notes referred to below and the execution and delivery of this Agreement by the parties hereto, the "Issuer"), and U.S. Bank Trust National Association, a national banking association, in its separate capacities as Trustee (as defined below), as Collateral Agent (together with its successors and permitted assigns in such capacity, the "Collateral Agent"), for the benefit of the holders of all senior secured notes (the "Senior Secured Notes") issued pursuant to the Indenture (as defined below) and the other Secured Parties (as defined below), and as securities intermediary (together with its successors and permitted assigns in such capacity, the "Securities Intermediary").

                                   RECITALS

     A. The Issuer leases and operates an 80 megawatt (net) natural gas fired simple cycle cogeneration facility, including an electric transmission line, a
9.5 mile gas pipeline and certain easements (the "Project"), located on the campus of Syracuse University in Syracuse, New York.

     B. The Issuer will issue the Senior Secured Notes under the Indenture dated as of the date hereof (the "Indenture") between the Issuer and U.S. Bank Trust National Association, a national banking association, in its capacity as Trustee (together with its successors and permitted assignees in such capacity the "Trustee").

     C. Pursuant to the Indenture, the Issuer will use the proceeds of the Senior Secured Notes for the purposes and in the amounts described in the Indenture.

     D. The Senior Secured Notes will be secured by a senior first priority Lien on substantially all of the assets of the Issuer and a pledge of the partnership interests in the Issuer.

     E. The Trustee desires to appoint the Collateral Agent to administer money deposited in the various accounts established pursuant to this Depositary Agreement and funded with, among other things, revenues received by the Issuer from the Project and proceeds of insurance and condemnation and the Issuer consents to such appointment.

                                   AGREEMENT

     In consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

     Section 1.01. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the indenture.

     Section 1.02. Definitions, Construction. For all purposes of this Depositary Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) all terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) all references in this Depositary Agreement to designated "Articles," "Sections," "Exhibits" and other subdivisions are to be designated Articles, Sections, Exhibits and other subdivisions of this Depositary Agreement;

     (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Depositary Agreement as a whole and not to any particular Article, Section or other subdivision;

     (d) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and the Indenture and the other Financing Documents and including any agreement, contract or document in substitution or replacement of any of the foregoing;

     (e) unless the context clearly intends to the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other;

     (f) unless otherwise specified, all references to the credit ratings of any person shall mean those assigned to the senior unsecured long-term debt securities of such person without third-party credit enhancement, and any rating assigned to any other debt security of such person shall be disregarded; and

     (g)  any reference to any Person shall include its successors and assigns.

     "Account Collateral" has the meaning specified in Section 2.03 hereof.
                                                               ----

     "Accounts" has the meaning specified in Section 2.02.
                                                     ----

     "Administrative Costs" means all obligations of the Issuer, now or hereafter existing, to pay administrative fees, costs and expenses to any trustee or agent of the holders of the Senior Secured Notes, including the Collateral Agent, the Securities Intermediary and the Trustee (including, without limitation, the reasonable fees and expenses of counsel, agents and experts).

     "Allocation Certificate" means each certificate provided by the Issuer or the Trustee, as applicable, setting forth the allocation of Loss Proceeds, Eminent Domain Proceeds, Title Event Proceeds, or cash proceeds resulting from liquidation of the Collateral (to the extent the Obligations of such Holders of the Senior Secured Notes may be redeemed or prepaid from such amounts under the Indenture).

     "Canadian Hunter" means Canadian Hunter Exploration Ltd., an Alberta, Canada corporation.

     "Capital Expenditure Reserve Account" means the Account of such name established pursuant to Section 2.02.
                                ----

     "Capital Expenditure Reserve Required Balance" means an amount equal to:

     (1) the aggregate Capital Expenditures budgeted for the next succeeding twelve-month period (A) as approved by the Independent Engineer and delivered to the Trustee and the Collateral Agent at least annually and (B) as adjusted by management and set forth in an Officers' Certificate delivered to the Trustee and the Collateral Agent six (6) months following each budget approved by the Independent Engineer plus

     (2) $3.5 million until such time as a life extension program for the Steam Plant is approved by the Issuer and the Independent Engineer, at which time the portion of the Capital Expenditures Reserve Required Balance required by this clause (2) shall be reduced to an amount equal to the discounted present value of the Capital Expenditures contemplated by the approved life extension program for the Steam Plant (or, in the event of a dispute between the two, the Required Capital Expenditure Reserve Balance shall be reduced to the discounted present value of the Capital Expenditures contemplated by the life extension program approved by the Independent Engineer and then, if the net present value of the Capital Expenditures contemplated by the life extension program approved by a third party pursuant to expedited dispute resolution procedures set forth in Section 6.14 hereof, is lower, the
                                                   ----
Required Capital Expenditure Reserve Balance shall be further reduced to such lower amount).

     "Contract Termination Event" means:

          (i) the occurrence of an early termination event (whether by default or otherwise) under the Indexed Swap Agreement with respect to which Niagara Mohawk is required to make a termination payment under the Indexed Swap Agreement to the Issuer; or

          (ii) any event of force majeure under, or the termination of, the Gas Purchase Agreement with respect to which Canadian Hunter is required to refund or repay any portion of the lump-sum payment corresponding to the unused portion of the Maximum Entitlement (as defined in the Gas Purchase Agreement).

     "Creditors" means the Trustee, the Collateral Agent and the Securities Intermediary.

     "Debt Service Coverage Ratio" means for any period, without duplication, the ratio of (i) the sum of (A) all revenues (including interest and fee income but excluding any insurance proceeds and all other similar non-recurring receipts) of the Issuer for such period, minus (B) the aggregate amount of Operating and Maintenance Costs of the Issuer for such period, minus (C) all Capital Expenditures during such period, to (ii) the sum of (A) all principal, premium (if any) and interest payable with respect to Permitted Indebtedness outstanding for such period, plus (B) the aggregate amount of overdue principal, premium (if any) and interest payments owed with respect to Permitted Indebtedness outstanding from previous periods; all as determined on a cash basis in accordance with GAAP.

     "Debt Service Reserve Account" means the Account of such name established pursuant to Section 2.02.
                    ----

     "Debt Service Reserve Letter of Credit" one or more irrevocable, direct pay letters of credit issued by the Debt Service Reserve LOC Provider in favor of the Collateral Agent where the account party is not the Issuer.

     "Debt Service Reserve LOC Provider" means any commercial bank(s) or financial institution(s) issuing the Debt Service Reserve Letter of Credit, which institution shall be rated not less than A by S&P and A2 by Moody's.

     "Debt Service Reserve Required Balance" means, on the Closing Date, $6,200,000, and thereafter an amount equal to the aggregate amount of the principal and interest due on the Senior Secured Notes on the next succeeding semi-annual scheduled payment date.

     "Distribution Account" means the Account of such name established pursuant to Section 2.02.
           ----

     "Distribution Suspense Account" means the Account of such name established pursuant to Section 2.02.
                    ----

     "Funding Date" means any day from the 10th through the 15th day of each month, as determined by the Issuer in an officer's certificate received by the Collateral Agent at least three (3) Business Days prior to such Funding Date, provided that there shall only be a single Funding Date for any month (except in the case of an immediate need to pay Operating and Maintenance Costs referred to below), or if no earlier date is so determined, then the 15th day of each month, or in each case if such day is not a Business Day the next succeeding Business Day, or in the case of an immediate need to pay Operating and Maintenance Costs, any Business Day of the month; provided that notice of such funding shall have been provided to Collateral Agent at least one Business Day prior to such Funding Date.

     "Gas Purchase Agreement" means (i) the Restated Gas Sale and Purchase Agreement dated as of March 18, 1991, between POA and Noranda, which was assigned by Noranda to, and assumed by, Canadian Hunter pursuant to an Assignment, Amendment and Release Agreement dated on or prior to the Closing Date among Noranda, Canadian Hunter and Orange L.P. and (ii) the agreements between Orange L.P. and Canadian Hunter and UPR, respectively, to be entered into in replacement of the Restated Gas Sale and Purchase Agreement in accordance with the terms of a letter agreement dated on or prior to the Closing Date among Orange L.P., Canadian Hunter and UPR as in effect on the date hereof.

     "Gas Reserve Account" means the Account of such name established pursuant to Section 2.02.
           ----

     "Gas Reserve Deficit" means, at any time, the amount that equals (i) the amount of gas necessary, in the judgment of the Independent Engineer, to operate the

Project through the Final Maturity Date so that electric output of the Project for such period will average at least 663,000 MWh per year and the Issuer can meet its obligations to deliver steam under the Steam Contract, less (ii) the sum of (A) the "Unconsumed Entitlement" (as such term is used in the Gas Purchase Agreement) at such time plus (B) the unconsumed quantity, at such time, of any natural gas (in addition to the Unconsumed Entitlement), purchased and paid for by the Issuer and as to which transportation pursuant to arrangements approved by the Independent Engineer as being consistent with prudent industry practice are in place plus (C) the Btu equivalent of energy and associated capacity that the Issuer has purchased the right to acquire in connection with permitted sales of natural gas as described in Section 4.18 of the Indenture.

     "Gas Reserve Required Balance" means, at any time, the amount equal to the Gas Reserve Deficit at such time multiplied by the highest average "Niagara Border Spot Price" for natural gas (delivered to pipe as stated in U.S. dollars) at any time during the previous twelve (12) months in the weekly Canadian Price Report published by Natural Gas Week (on an MMBtu basis).

     "Indemnified Party" has the meaning specified in Section 5.02.
                                                              ----

     "Indexed Swap Agreement" means the ISDA Master Agreement and the related Confirmation each dated as of June 30, 1998 between Orange L.P. and Niagara Mohawk.

     "Interest Account" means the Account of such name established pursuant to
Section 2.02.
        ----

     "Interest Payment Date" means each March 15 and September 15 commencing March 15, 2000 and concluding on the Final Maturity Date.

     "Loss Proceeds Account" means the Account of such name established pursuant to Section 2.02.
           ----

     "Niagara Mohawk" means the Niagara Mohawk Power Corporation, a New York corporation.

     "Non-Budgeted Operating and Maintenance Costs Certificate" has the meaning specified in Section 3.01.
                     ----

     "O&M Agreement" means (i) the Cogeneration Facility Operation and Maintenance Agreement dated as of November 1, 1998 between Orange L.P. and

Operator and (ii) any subsequent operation and maintenance agreement entered into by POA with the Operator having terms and conditions that are, in the opinion of the Independent Engineer, reasonable and customary for agreements of its type and which are consistent with prudent industry practice.

     "Operating and Maintenance Costs" means, for any periods, all amounts disbursed by or on behalf of the Issuer for operation, maintenance (excluding Capital Expenditures), administration, repair, or improvement of the Project, including, without limitation, premiums on insurance policies, property and other taxes, payments under the relevant Lease Documents and under agreements, or options, to purchase energy and associated capacity in connection with permitted sales of natural gas, operating and maintenance agreements, leases, royalty and other land use agreements and fees, expenses, and any other payments required under the Project Documents (excluding Subordinated Asset Management Charges).

     "Operator" means General Electric International, Inc., a Delaware corporation, or such other Person with technical expertise and industry standing of at least that of General Electric International, Inc. as the operator of the Project pursuant to the O&M Agreement.

     "Payment Date" means any Interest Payment Date or Principal Payment Date.

     "Permitted Investments" means an Investment in any of the following:

     (1) direct obligations of the Department of the Treasury of the United States of America;

     (2) obligations, representing full faith and credit of the United States of America, of any of the following federal agencies: Export-Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, Government National Mortgage Association (GNMA), U.S. Department of Housing & Urban Development (PHA's) and Federal Housing Administration;

     (3) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of the acquisition, having one of the two highest ratings obtainable from either S&P's or Moody's;

       (4) certificates of deposit and Eurodollar time deposits, bankers' acceptances and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus in excess of $250.0 million;

       (5) notes, bonds, collateralized mortgage obligations or other evidences of indebtedness rated "AAA" by S&P's and "Aaa" by Moody's issued by the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

       (6) commercial paper rated in any one of the two highest rating categories by Moody's or S&P's;

       (7) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P's;

       (8) repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P's, provided, (a) collateral is limited to the securities specified in clauses (1) through (5) above, (b) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (c) the Trustee shall have a first perfected security interest in the collateral, (d) the collateral will be delivered to a third party custodian, designated by the Issuer, acting for the benefit of the Trustee and all fees and expenses related to collateral custody will be the responsibility of the Issuer, (e) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours, (f) unlimited right of substitution of collateral is allowed provided that substitution of collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by the Issuer;

       (9) asset-backed securities having the highest rating obtainable from either S&P's or Moody's;

       (10) forward purchase agreements delivering securities specified in clauses (1) and (6) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both S&P's and Moody's (such rating may be at either the parent or subsidiary level); and

     (11) money market funds rated "AAAm" or "AAAm-G" or better by S&P's and other financial funds investing exclusively in investments of the types described in clauses (1) through this clause (11) of this definition.

     "Principal Account" means the Account of such name established pursuant to
Section 2.02.
        ----

     "Principal Payment Date" hen used with respect to any Senior Secured Note means the date on which all or a portion of the principal of such Senior Secured Note becomes due and payable as provided therein or in this Indenture, whether on a scheduled date for payment of principal at a Redemption Date, the Final Maturity Date, a date of declaration of acceleration, or otherwise.

     "Project Revenues" means all income and receipts of the Issuer derived from the ownership or operation of the Project, including payments due the Issuer under the Niagara Mohawk Agreements, the Canadian Hunter Agreements or the O&M Agreement, proceeds of any business interruption or other insurance, income derived from the sale or use of electric energy or steam transmitted or distributed by the Project, together with any receipts derived from the sale of natural gas and any other property pertaining to the Project or incidental to the operation of the Project, all as determined in conformity with cash accounting principles, the investment income on amounts in the Accounts established under the Depositary Agreement, the proceeds of any insurance or condemnation awards relating to the Project and proceeds from the Collateral Documents, and any payments to the Issuer (to the extent not included within other items listed in this definition) under the Master Lease, but not including sums paid to the Issuer in satisfaction of a contractual obligation to indemnify the Issuer for third party liability to the extent such sums do not exceed the actual damage, loss or cost suffered by the Issuer in connection therewith.

     "Redemption Account" means the Account of such name established pursuant to
Section 2.02.
        ----

     "Requisition" means a Non-Budgeted Operating and Maintenance Costs Certificate, a Restoration Requisition or a Title Event Requisition.

     "Reserve Account" means the Capital Expenditure Reserve Account, the Debt Service Reserve Account and the Gas Reserve Account.

     "Responsible Officer" means, (i) with respect to knowledge of any default under the Indenture, the chief executive officer, president, managing member, managing partner, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of the Issuer or the General Partner, as applicable, or other officer of such corporation who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default or (ii) with respect to the Asset Manager, the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of the Asset Manager, or other officer of such corporation who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to the performance by the Asset Manager of its obligations under the Asset Management Agreement.

     "Restoration Budget" has the meaning specified in Section 3.10.
                                                               ----

     "Restoration Progress Payment Schedule" has the meaning specified in
Section 3.10.
        ----

     "Restoration Requisition" has the meaning specified in Section 3.10.
                                                                    ----

     "Restoration Sub-Account" means the Account of such name established pursuant to Section 2.02.
                    ----

     "Revenue Account" means the Account of such name established pursuant to
Section 2.02.
        ----

     "Secured Obligations" means all amounts owing to the Secured Parties pursuant to the terms of the Indenture, the Senior Secured Notes and the Collateral Documents, including, without limitation: (a) the principal, premium, if any, or interest on the Senior Secured Notes (including any interest accruing after the commencement of any bankruptcy or insolvency proceeding relating to the Issuer, whether or not such interest is allowed or allowable as a claim in any such proceeding), and all other obligations and liabilities of the Issuers including, without limitation, indemnities, fees and interest incurred under, arising out of or in connection with the Indenture, the Senior Secured Notes and the Collateral Documents, (b) any and all sums advanced by or on behalf of the Issuers in order to preserve the Collateral or preserve its interest in the Collateral, and (c) in the event of any proceeding for collection or enforcement by or on behalf of any Secured Party after an Event of Default shall have occurred and be continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by or on behalf of any Secured Party of its rights under the Indenture, the Senior Secured Notes and the Collateral Documents, together with attorneys' fees and court costs.

     "Secured Parties" means the Holders, the Trustee, the Collateral Agent.

     "Stipulation" means the Stipulation dated November 14, 1994 and Order of the Bankruptcy Court dated December 8, 1994 among Kronish Lieb, Adam Victor and GAS LP.

     "Stipulation Reserve Account" means the Account of such name established pursuant to Section 2.02.
                    ----

     "Subordinated Asset Management Fees" means fees and other amounts payable to the Asset Manager pursuant to the Asset Management Agreements and the Asset Manager Consent and Agreement.

     "Subordinated Asset Management Fee Account" means the Account of such name established pursuant to Section 2.02.
                                ----

     "Title Company" means Ticor Title Insurance Company.

     "Title Event" means the existence of any defect of title or lien or encumbrance on the Project (other than certain Permitted Liens) in effect on the Closing Date that entitles the Collateral Agent to make a claim under the policy or policies of title insurance issued to it pursuant to the Financing Documents or that entitles the Issuer to make a claim under any policy or policies of title insurance held by it.

     "Title Event Requisition" has the meaning specified in Section 3.10.
                                                                    ----

     "Title Event Sub-Account" means the Account of such name established pursuant to Section 2.02.
                    ----

     "Title Policy" means the policy or policies of title insurance required pursuant to the Indenture.

     "Trigger Event Date" has the meaning specified in Section 3.15.
                                                               ----
     "UPR" means Union Pacific Resources Inc.

     "Withdrawal Certificate" shall mean a certificate signed by a Responsible Officer of the Issuer, or in the case of a withdrawal from the Revenue Account to pay Operating and Maintenance Costs or from the Capital Expenditures Reserve Account to pay Capital Expenditures or from the Gas Reserve Account, signed by a Responsible Officer of the Asset Manager.

                                   Article 2

                           Establishment of Accounts

         Section 2.01.  Acceptance of Appointment as Collateral Agent.

         (a) U.S. Bank Trust National Association hereby agrees to act as Collateral Agent and to accept all cash, payments, other amounts and Permitted Investments to be delivered to or held by the Collateral Agent pursuant to the terms of this Depositary Agreement and the Indenture. The Collateral Agent shall hold and safeguard the Accounts during the term of this Depositary Agreement and shall treat the cash, instruments and notices in the Accounts as monies, instruments and securities pledged by the Issuer to the Collateral Agent for the benefit of the Secured Parties to be held in the custody of the Collateral Agent, in accordance with the provisions of this Depositary Agreement. Until such time as the Secured Obligations have been fully repaid or, provision for such payment has been made in accordance with the provision of the Indenture, in performing its functions and duties under this Depositary Agreement, the Collateral Agent shall act solely as agent for the Secured Parties and, except in such capacity, does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Issuer.

         (b) The Issuer shall not have any rights against or to monies held in the Accounts, as third party beneficiary or otherwise, except the right to receive or make requisitions of monies held in the Accounts, as permitted by this Depositary Agreement and the Indenture, and to direct the investment of monies held in the Accounts as permitted by Section 3.12.

         Section 2.02. Establishment of Funds and Sub-funds. The Collateral Agent hereby establishes the following accounts (the "Accounts") in the form of non-interest bearing trust accounts and sub-accounts thereof, which shall be maintained at all times until the termination of this Depositary Agreement:

         (a)  Revenue Account;

         (b)  Principal Account;

         (c)  Interest Account;

         (d)  Debt Service Reserve Account;

         (e)  Gas Reserve Account;

       (f) Capital Expenditure Reserve Account;

       (g) Subordinated Asset Management Fee Account;

       (h) Distribution Account;

       (i) Distribution Suspense Account;

       (j) Loss Proceeds Account;

       (k) Stipulation Reserve Accounts; and

       (l) Redemption Account.

     The accounts referred to in clauses (b), (c), (h) and (i) are not required to be separate accounts but may be maintained as sub-accounts of the Revenue Account. For administrative purposes, the Collateral Agent shall be permitted to establish sub-accounts as separate non-interest bearing trust accounts.

     The following two sub-accounts are hereby established and created within the Loss Proceeds Accounts:

     (i)  Restoration Sub-Account; and

     (ii) Title Event Sub-Account.

     The following sub-account is hereby established and created within the Redemption Account:

     (i)  Mandatory Redemption Sub-Account.

     Certain additional sub-accounts within certain of the Accounts may be established and created from time to time in accordance with this Depositary Agreement.

     All amounts from time to time held in each Account shall be held (a) in the name of the Collateral Agent for the benefit of the Secured Parties, and (b) in the sole custody and control of the Collateral Agent for the purposes and on the terms set forth in this Depositary Agreement and the Indenture and all such amounts shall constitute a part of the Collateral and shall not constitute payment of any Secured Obligation or any other obligation of the Issuer until applied as hereinafter provided.

     In addition to the Accounts, the Issuer may establish, fund and maintain other accounts ("Excluded Accounts") with any bank, securities brokerage firm, or financial institution, provided that such accounts are funded exclusively with one or more of the following: (i) funds contributed to the Issuer by any Partner, (ii) funds lent to the Issuer that constitute Permitted Indebtedness,
(iii) funds which have been properly released or otherwise properly paid to the Issuer pursuant to the terms of this Agreement, (iv) pending the release thereof, cash collateral subject to a Lien in favor of a person other than the Collateral Agent that is permitted pursuant to the Indenture and/or (v) any interest or other income earned on any of the Excluded Accounts. All Excluded Accounts shall be free of any Liens and security interests in favor of the Collateral Agent and/or the Secured and shall be free of any and all operating restrictions and investment restrictions imposed under this Agreement, subject to the requirement that monies released to an Excluded Account to provide for the payment of Operating and Maintenance Costs and Capital Expenditures shall be so used.

     Section 2.03. Security Interest. As collateral security for the prompt and complete payment and performance when due of all its Secured Obligations, the Issuer hereby pledges, assigns, hypothecates and transfers to the Collateral Agent, and hereby grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in and to, (i) each Account and (ii) all cash, investments and securities at any time on deposit in any Account, including all income or gain earned thereon and any proceeds thereof (collectively, the "Account Collateral"). The Collateral Agent is the agent of the Trustee for the purpose of receiving payments contemplated hereunder and for the purpose of perfecting the Lien of the Trustee for the benefit of the Secured Parties in and to the Accounts and all cash, investments and securities and any proceeds thereof at any time on deposit in the Accounts; provided that the Collateral Agent shall not be responsible to take any action to perfect such Lien except through the performance of its express obligations hereunder or upon the written direction of the Trustee complying with this Depositary Agreement. Each of the Accounts shall at all times be in the exclusive possession of, and under the exclusive domain and control of, the Collateral Agent, as agent for the Trustee.

     Section 2.04. Termination. This Depositary Agreement shall remain in full force and effect until the later of (i) the date on which all the Secured Obligations have been fully paid or, provision for such payment has been made in accordance with the provisions of the Indenture, (ii) the termination for the Indenture pursuant to Article 8 thereof, and (iii) the date on which the actions contemplated by Section 313(b) have been taken.
                        ------

                                   Article 3

                                   The Funds

     Section 3.01.  Revenue Account.

     (a)  The following amounts shall (subject to Section 3.08 hereof) be
                                                          ----
deposited into the Revenue Account directly, in accordance with this Section 3.01(a):
-------

           (i)  all Project Revenues;

           (ii) to the extent amounts in any Reserve Account equal the balance required to be maintained therein under this Depositary Agreement, the income, if any, from the investment of the monies in such Account pursuant to Section 3.12; and
                ----

          (iii) all amounts required to be transferred to the Revenue Account from any other Account as contemplated under this Depositary Agreement.

If any of the foregoing amounts required to be deposited with the Collateral Agent in accordance with the terms of this Depositary Agreement are received by the Issuer (or any Affiliate of the Issuer), the Issuer shall (or shall cause any such Affiliate to) hold such payments in trust for the Collateral Agent and shall promptly remit such payments to the Collateral Agent deposit in the Revenue Account, in the form received, with any necessary endorsement.

     (b) In the event the Collateral Agent receives monies without adequate instruction with respect to the proper Account in which such monies are to be deposited, the Collateral Agent shall deposit such monies into the Revenue Account and segregate such monies from all other amounts on deposit in the Revenue Account and notify the Issuer of the receipt of such monies. Upon receipt of written instructions from the Issuer, the Collateral Agent shall transfer such monies from the Revenue Account to the Account specified by such instructions (other than the Distribution Account or the Distribution Suspense Account).

     (c) The Issuer hereby irrevocably authorizes and directs the Collateral Agent to make withdrawals and transfers of monies on each Funding Date (via wire transfer or by internal transfer between Accounts and/or sub-accounts, if applicable) to the extent then available in the Revenue Account, upon the delivery of a Withdrawal Certificate of the Issuer (or any of its duly authorized agents for such purposes) to the Collateral Agent three Business Days prior to the Funding Date setting forth the amounts to be withdrawn from the Revenue Account and the amounts to be transferred pursuant to his clause (c) pursuant to the terms of this Depositary Agreement in the following order of priority all in accordance with such Withdrawal Certificate:

          (i) First: As and when required, to pay when due the amount of Operating and Maintenance Costs of the Issuer (or to provide for the payment when due by transfer to an Excluded Account from which the Issuer shall pay Operating and Maintenance Costs) as set forth in a Withdrawal Certificate and certified in such Withdrawal Certificate to be the good faith estimate of the amounts payable for Operating and Maintenance costs during the period commencing on the first day of the next calendar month and ending on the last day of such month, and stating that the proviso immediately below does not apply to such withdrawal; provided that if the aggregate cumulative Operating and Maintenance Costs of the Issuer in any fiscal year, including the amounts set forth in such Withdrawal Certificate, either exceed or fall short of the aggregate cumulative projected Operating and Maintenance Costs in the applicable annual Operational Budget of the Issuer by more than 10%, then no amounts may be withdrawn on behalf of the Issuer to pay such Operating and Maintenance Costs that exceed or fall short of the Operating and Maintenance Costs in the Operating Budget by more than 10% unless there shall be filed with the Collateral Agent:

               (A) a certificate of the Issuer substantially in the form attached hereto as Exhibit A (the "Non-Budgeted Operating and Maintenance Costs Certificate") including, without limitation, a representation that such additional non-budgeted (or reduced under-budget) costs are reasonably designed to permit (or shall not adversely affect the ability of) the Issuer to satisfy its obligations in respect of the Secured Obligations and maximize its revenue and net income; and

               (B) an Independent Engineer's Certificate, in substantially the form attached as Appendix I to Exhibit A, dated not more than three Business Days prior to such requested Funding Date, certifying that the excess (or reduced) Operating and Maintenance Costs are prudent and reasonable (except to the extent that Permitted Indebtedness other than Indebtedness described in clause (i) of the definition of Permitted Indebtedness as set forth in the Indenture is otherwise available to pay such Costs);

          (ii) Second: After making each applicable withdrawal and transfer specified in clause (i) above, withdraw and transfer from the Revenue Account, to the Trustee and the Collateral Agent, any amounts set forth in a Withdrawal

     Certificate of the Issuer then due and payable to each of them as Administrative Costs; provided, however, that if funds in the Revenue Account are insufficient on any date to make the payments specified in this clause (ii), distribution of funds shall be made ratably to the specified receipts based on the respective amounts owed such recipients;

          (iii) Third: After making each applicable withdrawal and transfer specified in clauses (i) and (ii) above, transfer an amount set forth in a Withdrawal Certificate of the Issuer from the Revenue Account (A) to the Interest Account an amount which, together with the amount then in such Account, equals all of the interest due or becoming due on the Senior Secured Notes on the next succeeding Interest Payment Date; (B) to the Principal Account an amount which, together with the amount then in such Account, equals all of the principal and premium (if any) due or becoming due on the Senior Secured Notes on the next succeeding Principal Payment Date; (C) to a sub-account within the Principal Account an amount which, together with the amounts then in such sub-account, equals all of the principal due or becoming due on any Permitted Indebtedness other than the Senior Secured Notes within the succeeding six-month period; and (D) to a sub-account within the Interest Account an amount which, together with the amounts then in such sub-account, equals all of the interest due or becoming due on any Permitted Indebtedness other than the Senior Secured Notes within the succeeding six month period; provided, however, that if monies in the Revenue Account are insufficient on any date to make the transfers specified in this clause (iii), distribution of monies shall be made, first, ratably to the Accounts referred to in clauses (A) and (B) of this paragraph Third based on the respective amounts owed such Accounts and second, ratably to the Accounts referred to in clauses (C) and (D) of this paragraph Third based on the respective amounts owed such Accounts;

          (iv) Fourth: After making each applicable withdrawal and transfer specified in clauses (i) through (iii) above, transfer, if the amount available to be drawn under any Debt Service Reserve Letter of Credit is less than the Debt Service Reserve Required Balance, to the Debt Service Reserve Account so that the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the balance in the Debt Service Reserve Account equals the Debt Service Reserve Required Balance;

          (v) Fifth: After making each applicable withdrawal and transfer specified in clauses (i) through (iv) above, transfer to the Gas Reserve Account an amount necessary to cause the balance thereof to be equal to the Gas Reserve Required Balance;

          (vi) Sixth: After making each applicable withdrawal and transfer specified in clauses (i) through (v) above, transfer to the Capital Expenditure Reserve Account, an amount necessary to cause the balance thereof to be equal to the Capital Expenditure Reserve Required Balance;

          (vi) Seventh: After making each applicable withdrawal and transfer specified in clauses (i) through (vi) above, transfer to the Subordinated Asset Management Fee Account an amount necessary for the payment of Subordinated Asset Management Fee then due and owing;

          (vi) Eighth: After making each applicable withdrawal and transfer specified in clauses (i) through (vii) above, transfer any remaining amounts to the Distribution Account; and

          (ix) Ninth: After making each applicable withdrawal and transfer specified in clauses (i) through (viii) above, transfer, any amounts in the Distribution Account which cannot be distributed because of the failure to satisfy certain conditions to distributions, to the Distribution Suspense Account.

     Section 3.02.  Principal Account.

     (a) Except as otherwise provided in this Depositary Agreement, monies deposited in the Principal Account on any Funding Date shall be allocated ratably among sub-accounts of the Principal Account established for payment of the principal and premium, if any, with respect to the Senior Secured Notes and any other outstanding Permitted Indebtedness when due and payable (whether at the Principal Payment Date or otherwise).

     (b) On any date that amounts for the payment of principal of and premium, if any, on the Senior Secured Notes and any other outstanding Permitted Indebtedness are due and payable and for which a Withdrawal Certificate has been delivered in accordance with Section 3.01(c) (or if such day is not a Business
                                     -------
Day, then on the next succeeding Business Day), the Collateral Agent shall withdraw the monies on deposit in the relevant sub-account of the Principal Account, and remit such monies to the Persons entitled thereto for the payment of such principal and premium, if any; provided, however, that the Collateral Agent shall segregate such amounts from any other amounts on deposit in the Principal Account until such time as payment is made to Persons entitled thereto.

       (c) In the event that monies in the Principal Account exceed the amount of money required by this Depositary Agreement to be deposited therein, the Collateral Agent shall transfer such excess monies from the Principal Account to the Revenue Account on the Business Day following the next Funding Date.

       Section 3.03.  Interest Account.

       (a) Except as otherwise provided in this Depositary Agreement, monies deposited in the Interest Account on any Funding Date shall be allocated ratably among sub-accounts of the Interest Account established for the payment of interest on (i) the Senior Secured Notes and (ii) any other outstanding Permitted Indebtedness based on the interest with respect to the Senior Secured Notes or such other outstanding Permitted Indebtedness when due and payable (whether at the Interest Payment Date or otherwise).

       (b) On any date that amounts for the payment of interest on the Senior Secured Notes and any other Permitted Indebtedness are due and payable and for which a Withdrawal Certificate has been delivered in accordance with Section 3.01(c) (or if such day is not a Business Day, then on the next succeeding
-------
Business Day), the Collateral Agent shall withdraw the monies on deposit in the relevant sub-account of the Interest Account, and remit such monies to the Persons entitled thereto for the payment of such interest, as requisitioned pursuant to Section 3.01(c); provided, however, that the Collateral Agent shall
                    -------
segregate such amounts from any other amounts on deposit in the Interest Account until such time as payment is made to Persons entitled thereto.

       (c) In the event that monies in the Interest Account exceed the amount of money required by this Depositary Agreement to be deposited therein, the Collateral Agent shall transfer such excess monies from the Interest Account to the Revenue Account on the Business Day following the next Funding Date.

       Section 3.04.  Debt Service Reserve Account.

       (a) The Debt Service Reserve Account shall be funded as of the date of this Depositary Agreement with proceeds from the sale of the Senior Secured Notes in the amount equal to the Debt Service Reserve Required Balance. At any time thereafter, the Issuer may replace amounts in the Debt Service Reserve Account with a Debt Service Reserve Letter of Credit having a stated amount equal to the amount being withdrawn from the Debt Service Reserve Account. These deposits, in conjunction with the Debt Service Reserve Letter of Credit, if any, will be available to the Collateral Agent to transfer to the applicable Account in the event the Revenue Account, the

Principal Account and the Interest Account lack sufficient funds on a Payment Date to meet payments of principal, premium, if any and interest on the Senior Secured Notes.

       (b) If Issuer elects to replace amounts in the Debt Service Reserve Account with a Debt Service Reserve Letter of Credit, Issuer shall provide to the Collateral Agent an unconditional, irrevocable direct-pay letter of credit, issued in a stated amount equal to the amount replaced in the Debt Service Reserve Account. The Debt Service Reserve Letter of Credit shall be for the benefit of the Collateral Agent, naming the Collateral Agent, on behalf of the Trustee and the holders of the Senior Secured Notes as the beneficiary and containing customary terms and provisions, including a provision that (i) such letter of credit shall automatically renew upon the expiration thereof unless, at least sixty (60) days prior to such expiration, the issuer thereof shall provide the Collateral Agent with a notice of non-renewal of such letter of credit and (ii) there are no conditions to drawing other than that any documents required to be delivered in connection therewith comply on their face with the requirements thereof.

       (c) At any time that the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount then on deposit in the Debt Service Reserve Account is less than the Debt Service Reserve Required Balance, funds shall be accumulated in the Debt Service Reserve Account from cash available from, and in the following order of priority:

            (i) transfers from the Revenue Account, as provided under Section 3.01(c);
       ------

            (ii) net interest, if any, earned on amounts deposited in the Debt Service Reserve Account; and

            (iii) amounts then on deposit in the Subordinated User Charge
       Account.

       (d) In the event that the Debt Service Reserve Required Balance is reached, (i) all interest income on amounts in the Debt Service Reserve Account and other amounts in excess of the Debt Service Reserve Required Balance shall be transferred, on a daily basis, to the Revenue Account and (ii) the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit may be reduced so long as the reduced amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount then on deposit in the Debt Service Reserve Account is equal to or greater than the Debt Service Reserve Required Balance.

       (e) In addition to and without limiting the foregoing, the Debt Service Reserve Letter of Credit (i) shall have an initial expiration date of at least one (1) year beyond the date of issuance, (ii) except as set forth in Section 3.02(b) or Section 3.03(b), shall not obligate the Collateral Agent to make any
-------            -------
reimbursement or any other payment to the issuer or otherwise with respect thereto, or provide the issuer or any other Person with any claim against the Collateral Agent, the Trustee or the holders of the Senior Secured Notes, whether for costs of maintenance, reimbursement of amounts drawn thereunder or otherwise and (iii) shall be issued by a financial institution whose long-term debt is rated at least "A" or equivalent by S&P and Moody's.

       Section 3.05. Gas Reserve Account. (a) The Gas Reserve Account shall be funded in accordance with the provisions set forth in Section 3.05(b) of this
                                                              -------
Depositary Agreement. Funds in the Gas Reserve Account shall be transferred to the Revenue Account as set forth in a Withdrawal Certificate and as certified in such Withdrawal Certificate to be the good faith estimate of full costs payable by the Issuer within the 30 days following such transfer.

       (b) At any time that the sum of the amount on deposit in the Gas Reserve Account is less than the Gas Reserve Required Balance, funds shall be accumulated in the Gas Reserve Account from cash available from, and in the following order of priority:

            (i) transfer from the Reserve Account, as provided under Section 3.01(c); and
       -------

            (ii) net interest, if any, earned on amounts deposited in the Gas Reserve Account; and

            (iii) amounts then on deposit in the Subordinated Asset Management Fee Account (after giving effect to any funding of the Debt Service Reserve Account pursuant to Section 3.04(c)(iii)).

       (c) In the event that the Gas Reserve Required Balance is reached, all interest income on amounts in the Gas Reserve Account and other amounts in excess of the Gas Reserve Required Balance shall be transferred, on a daily basis, to the Revenue Account.

       Section 3.06.  Capital Expenditure Reserve Account.

       (a) The Capital Expenditure Reserve Account shall be funded as of the date of this Depositary Agreement with proceeds from the sale of the Senior Secured Notes in the amount equal to the Capital Expenditure Reserve Required Balance. Thereafter, the Capital Expenditure Reserve Account shall be funded from amounts available therefor pursuant to the priority of payments specified in such
Section 3.01(c) in accordance with (i) the provisions set forth in Section
        ------
3.01(c) of this Depositary Agreement and (ii) the Operating Budget and schedules
-------
thereto approved by the Independent Engineer prior to the end of each calendar year (and, in good faith, so as to implement even monthly contributions) or with such variation from such Operating Budget and schedules as the Issuer certifies to the Trustee and the Collateral Agent is reasonable and necessary and in accordance with prudent industry practice. Amounts on deposit in the Capital Expenditure Reserve Account shall be used for Capital Expenditures for which a Withdrawal Certificate has been delivered to the Collateral Agent certifying that such Capital Expenditures are to be made in accordance with prudent industry practice and the Operating Budget and as may be required pursuant to the terms of the Indenture.

       (b) At any time that the sum of the amount on deposit in the Capital Expenditure Reserve Account is less than the Capital Expenditure Reserve Required Balance, funds shall be accumulated in the Capital Expenditure Reserve Account from cash available from:

            (i) transfers from the Revenue Account, as provided under Section 3.01(c);
       -------

            (ii) net interest, if any, earned on amounts deposited in the Capital Expenditure Reserve Account; and

            (iii) amounts then on deposit in the Subordinated Asset Management Fee Account (after giving effect to any funding of the Debt Service Reserve Account pursuant to Section 3.04(c)(iii) and after giving effect to any funding of the Gas Reserve Account pursuant to Section 3.05(b)(iii)).

       (c) In the event that the Capital Expenditure Reserve Required Balance is reached, all interest income on amounts in the Capital Expenditure Reserve Account and other amounts in excess of the Capital Expenditure Required Balance shall be transferred, on a daily basis, to the Revenue Account; provided, however, that any such excess arising solely as a consequence of a reduction of the Capital Expenditure Reserve Required Balance by operation of clause (2) of the definition thereof shall be transferred as specified in a Withdrawal Certificate of the Issuer; provided that there shall have been filed with the Collateral Agent a Certificate of the Independent Engineer or an Independent Expert (as defined in Section 6.14) certifying as to the amount of such
                              ----
reduction.

       Section 3.07. Subordinated Asset Management Fee Account. The Subordinated Asset Management Fee Account shall be funded in accordance with the provisions set forth in Section 3.01(c) of this Depositary Agreement. Funds in the
                     -------
Subordinated Asset Management Fee Account shall be used for the payment of Subordinated Asset Management Fees due and owing under the Asset Management Agreement as specified in a Withdrawal Certificate of the Issuer.

       In addition, funds in the Subordinated User Charge Account shall be transferred to the Debt Service Reserve Account, the Gas Reserve Account and the Capital Expenditure Reserve Account under the circumstances set forth in Sections 3.04, 3.05 and 3.06, respectively, of this Depositary Agreement.
         ----  ----     ----

       Section 3.08.  Distribution Account.

       (a) On any Business Day that all of the conditions set forth in Section 3.08(b) are satisfied, the Collateral Agent shall make payment from the
-------
Distribution Account but from no other Account to such Persons as may be directed in writing by the Issuer; provided that payments from the Distribution Account shall be made no more frequently than once every six months.

       (b) The Distribution Account will be funded from monies transferred from the Revenue Account after all other then-required amounts have been transferred as provided in Section 3.01(c). Restricted Payments may be made only from and to
                       -------
the extent of monies on deposit in the Distribution Account. Such Restricted Payments are subject to the prior satisfaction of the following conditions:

            (i) the amount then on deposit in the Principal Account shall be equal to or greater than the aggregate payments of principal and premium, if any, due on the Senior Secured Notes on the next succeeding Principal Payment Date and on other outstanding Permitted Indebtedness within the succeeding six-month period;

            (ii) the amount then on deposit in the Interest Account shall be equal to or greater than the aggregate payments of interest due on the Senior Secured Notes on the next succeeding Interest Payment Date and on other outstanding Permitted Indebtedness within the succeeding six-month period;

            (iii) (A) the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount on deposit in the Debt Service Reserve Account equals or exceeds the Debt Service Reserve Required

       Balance, (B) the amount on deposit in the Gas Reserve Account equals or exceeds the Gas Reserve Required Balance and (C) the amount on deposit in the Capital Expenditure Reserve Account equals or exceeds the Capital Expenditure Reserve Required Balance;

            (iv) no Default or Event of Default under the Indenture shall have occurred and be continuing;

            (v) the Debt Service Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such distribution is to be made (or in the case of any proposed distribution date prior to the date on which internal financial statements are available for a period of four full fiscal quarters after the Closing Date, the Debt Service Coverage Ratio for the period commencing on the Closing Date and ending on the last date of the most recently ended month for which internal financial statements are available immediately preceding the date on which such distribution is to be made) is equal to or greater than 1.40 to 1 in the opinion of the Independent Engineer;

            (vi) the projected Debt Service Coverage Ratio for the next succeeding four full fiscal quarters is equal to or greater than 1.40 to 1 in the opinion of the Independent Engineer;

            (vii) the amount then on deposit in the Revenue Account, after giving effect to the payment of such distributions, is at least $1.0 million;

            (viii) either (i) the average of the "Market Price" (as defined in the Indexed Swap Agreement) for preceding six months is less than 80% of the then applicable "Indexed Contract Price" (as so defined) or (ii) if the average Market Price for such period equals or exceeds 80% of the then applicable Indexed Contract Price, then the average operating availability for the immediately preceding four fiscal quarters for which such information is available and the projected operating availability for the next succeeding for fiscal quarters are, in each case, at least 94.61% in the opinion of the Independent Engineer; and

            (ix) there are no pending or threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, that could, if determined adversely, have a Material Adverse Effect.

The Collateral Agent may conclusively rely on such certificate of a Responsible Officer certifying that all conditions for disbursement from the Distribution Account have been met except that the Independent Engineer must certify as to the satisfaction of the conditions set forth in clauses (v), (vi) and (viii) to the extent therein provided.

       Section 3.09. Distribution Suspense Account. On any Funding Date on which any of the conditions precedent to Restricted Payments in Section 3.08(b) have
                                                                  -------
not been satisfied, the Collateral Agent shall transfer all monies held in the Distribution Account to the Distribution Suspension Account. On any Business Day thereafter on which the conditions to Restricted Payments set forth in Section 3.08(b) are satisfied, upon delivery to the Trustee and the Collateral Agent of
-------
a certificate of a Responsible Officer of the Issuer certifying that all such conditions to Restricted Payments are now satisfied, the Collateral Agent shall withdraw and transfer all monies in the Distribution Suspense Account to the Distribution Account and then to such Persons as may be directed in writing by the Issuer. The Collateral Agent may conclusively rely on such certificate of a Responsible Officer of the Issuer certifying that all conditions for disbursement from the Distribution Account have been met. At any time that funds in the Revenue Account are not sufficient to pay any amounts which are due and payable and required to be paid with proceeds of the Revenue Account, then funds in the Distribution Suspense Account shall be transferred to the Revenue Account for distribution as provided therein.

     Section 3.10.  Loss Proceeds Account.

            (i) All Loss Proceeds and Eminent Domain Proceeds received by the Issuer shall be deposited in the Loss Proceeds Account. The Collateral Agent shall separately segregate such Loss Proceeds and Eminent Domain Proceeds for distribution in the manner as set forth below:

                  (A) All costs, if any, incurred by the Collateral Agent or the
            Trustee in connection with any negotiation, action or proceeding to collect the Loss Proceeds or Eminent Domain Proceeds in question shall be withdrawn by the Collateral Agent and paid to the Collateral Agent or the Trustee, as applicable (or reimbursed to the extent the same have been paid or satisfied by the Issuer; provided that no less than three Business Days prior to any such withdrawal a Responsible Officer of the Collateral Agent or the Trustee, as applicable, shall provide the Issuer with a certificate with the relevant invoices, receipts or other documentation attached indicating the aggregate amount of costs actually incurred in connection with any of the negotiations, actions or proceedings described above;

                  (B) In the event that the Issuer determines that the Project cannot be rebuilt, repaired or restored to permit operation of all or a portion of the Project on a commercially reasonable basis following an Event of Eminent Domain or Event of Loss, or that the Loss Proceeds or the Eminent Domain Proceeds together with any other amounts available to the Issuer for such rebuilding, repair or restoration are not sufficient to permit such rebuilding, repair or restoration, upon delivery to the Collateral Agent and Trustee of a certificate of a Responsible Officer of the Issuer (containing customary assumptions and qualifications and information concerning the amount of Loss Proceeds or Eminent Domain Proceeds to be transferred to the Redemption Account) certifying to the foregoing and specifying the amount of the Loss Proceeds or Eminent Domain Proceeds, as applicable. Upon receipt of such certificate from the Issuer, the Collateral Agent shall withdraw, transfer or distribute the monies representing the Loss Proceeds or the Eminent Domain Proceeds in the Loss Proceeds Account to the Redemption Account.

                  (C) In the event that the Issuer determines not to rebuild, repair or restore the Project following an Event of Eminent Domain or Event of Loss, upon delivery to the Collateral Agent and Trustee of a certificate of a Responsible Officer of the Issuer certifying that the Issuer has determined not to rebuild, repair or restore the affected Project and information concerning the amount of Loss Proceeds or Eminent Domain Proceeds to be transferred to the Redemption Account. If only a portion of the Project is capable of being rebuilt or replaced, the Issuer shall deliver to the Collateral Agent and the Trustee certificate setting forth the amount of the Loss Proceeds or the Eminent Domain Proceeds in excess of the cost of repairing or replacing the Project. Upon receipt of the certificate, the Collateral Agent shall withdraw, transfer or distribute the monies representing the excess Loss Proceeds or the excess Eminent Domain Proceeds in the Loss Proceeds Account to the Redemption Account.

                  (D) (1) In the event that the Issuer has determined to rebuild, repair or restore all or a portion of the Project, upon delivery to the Collateral Agent and Trustee of a certificate of a Responsible Officer of the Issuer certifying that all or a portion, as applicable, of the Project will be rebuilt, repaired or restored, the Collateral Agent shall transfer the applicable Loss

            Proceeds or Eminent Domain Proceeds, as the case may be, in the Loss Proceeds Account to the Restoration Sub-Account. Amounts held in the Restoration Sub-Account shall be applied solely for the payment of the cost of rebuilding, restoration or repair of the Project as set forth below or as otherwise contemplated herein. If the amount deposited in the Restoration Sub-Account with respect to a particular Event or Loss or Event of Eminent Domain exceeds $1,000,000, the Issuer shall deliver to the Collateral Agent and the Trustee (x) a restoration budget with respect to such Event of Loss or Event of Eminent Domain (as amended, modified or supplemented from time to time, the "Restoration Budget") prepared by the Issuer identifying all categories and approximate amounts reasonably anticipated to be incurred in connection with the rebuilding, restoration or repair, together with a statement of uses of proceeds of the Restoration Sub-Account and any other monies necessary to complete the rebuilding, restoration or repair and (y) a restoration progress payment schedule with respect to such Event of Loss or Event of Eminent Domain (as amended, modified or supplemented from time to time, the "Restoration Progress Payment Schedule") determined by the Issuer for the projected requisitions to be made from the Restoration Sub-Account.

                       (2) Before any withdrawal or transfer shall be made from the Restoration Sub-Account, there shall be filed with the Collateral Agent with respect to each Funding Date:

                            (I) a requisition from the Issuer substantially in the form attached hereto as Exhibit B (a "Restoration Requisition"), dated not more than three Business Days prior to such Funding Date as set forth therein on which such withdrawal and transfer is requested to be made, signed by a Responsible Officer of the Issuer;

                            (II) if the amount deposited in the Restoration Sub-
                       Account with respect to any Event of Loss or Event of Eminent Domain in question exceeds $1,000,000, an Independent Engineer's Certificate in the form attached hereto as Appendix I to Exhibit B, dated not more than three Business Days prior to the Funding
               Date;

                    (III) if clause (II) above does not apply, the Restoration
               Requisition shall so state; and

                    (IV) a certification by the Title Company dated the Funding Date to the effect that there are then no mechanics', workmen's, materialmen's, supplier's, construction or other like Liens filed of record against the Project, except such that are referred to in clauses (a) and (b) of paragraph 7 of Exhibit B hereto.

               (3) On the Funding Date referred to in Section 3.10(i)(D)(2) or as soon thereafter as practicable following receipt of the documents described in Sections 3.10(i)(D)(2)(I) through (III) above, the Collateral Agent shall withdraw and transfer from the Restoration Sub-Account and shall pay to the Issuer or to Persons directed by it in writing the amounts set forth in the Restoration Requisition.

               (4) Upon completion of any rebuilding, restoration or repair of all or a portion of the Project, there shall be filed with the Collateral Agent and the Trustee a certificate of a Responsible Officer of the Issuer certifying that the completion of the rebuilding, restoration or repair has been performed in accordance with standard industry practices and the amount, if any, required in its opinion to be retained in the Restoration Sub-Account for the payment of any remaining costs of rebuilding, restoration or repair not then due and payable or the liability for payment of which is being contested or disputed by the Issuer and for the payment of reasonable contingencies following completion of the rebuilding, restoration or repair. Upon receipt of such certificate of a Responsible Officer, the Collateral Agent shall transfer first the amount remaining in the Restoration Sub-Account in excess of the amounts to remain in the Restoration Sub-Account as stated in the certificate of a Responsible Officer of the Issuer, to the Issuer or to Persons directed by the Issuer in writing to the extent of any amounts which have been expended in connection with such rebuilding, restoration or repair (as set forth in such certificate of a

          Responsible Officer) and not previously reimbursed and second, segregate the remaining excess in the Restoration Sub-Account from any other amounts therein. The Collateral Agent shall transfer any monies remaining in the Restoration Sub-Account after the application of the monies therein as provided in the preceding two sentences to the Redemption Account for application pursuant to Section 3.11.
                                                                 ----
          Thereafter, upon receipt of a certificate of a Responsible Officer of the Issuer certifying payment of all costs of rebuilding, restoration or repair of the Project, the Collateral Agent shall transfer any amounts remaining in the Restoration Sub-Account to the Revenue Account. Any monies retained in the Restoration Sub-Account pursuant to the first sentence of this paragraph (4) and not used for the purposes set forth in said sentence within one (1) year shall be transferred to the Redemption Account for application pursuant to
          Section 3.11.

          (E) Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, (1) the Collateral Agent may at its option (and without obligation to do so) use the Loss Proceeds and Eminent Domain Proceeds held by it to pay for the cost of restoration, rebuilding or repair effect by the Collateral Agent; and (2) at the direction of the Trustee shall transfer all Loss Proceeds and Eminent Domain Proceeds then held by it (or so much thereof as the Trustee shall direct) to the Redemption Account for application as provided in Section 3.11.

     (ii) All Title Event Proceeds received by the Issuer shall be paid to the Collateral Agent. All Title Event Proceeds received by the Collateral Agent shall be deposited in the Loss Proceeds Account. The Collateral Agent shall separately segregate such Title Event Proceeds for distribution in the manner set forth below:

          (A) All costs, if any, incurred by the Collateral Agent or the Trustee in connection with any negotiation, retain or proceeding to collect the Title Event Proceeds in question shall be withdrawn by the Collateral Agent and paid to the Collateral Agent or the Trustee, as applicable (or reimbursed to the extent the same have been paid or satisfied by the Issuer); provided that no less than three Business Days prior to any such withdrawal a Responsible Officer of the Collateral Agent or the Trustee, as applicable, shall provide the Issuer with a certificate with the relevant invoices, receipts or other documentation attached, indicating the aggregate amount of costs actually incurred in connection with any of the negotiations, actions or proceedings described above;

          (B) Title Event Proceeds in respect of any particular Title Event remaining following the withdrawal of any amounts pursuant to paragraph (A) above shall be applied in an effort to remedy the Title Event and for payment of expenses incurred in connection therewith, as set forth below.

          (C) Except for amounts withdrawn pursuant to Section 3.10(ii)(A) above, before any withdrawal and transfer shall be made from the Title Event Sub-Account, there shall be filed with the Collateral Agent and the Trustee with respect to each Funding Date a requisition from the Issuer substantially in the form attached hereto as Exhibit C (a "Title Event Requisition"), dated not more than three Business Days prior to such Funding Date as set forth therein on which such withdrawal and transfer is requested to be made, signed by a Responsible Officer of the Issuer.

          (D) On the Funding Date referred to in Section 3.10(ii)(C) or as soon thereafter as practicable following receipt of the Title Event Requisition described in Section 3.10(ii)(C) above, the Collateral Agent shall withdraw and transfer from the Title Event Sub-Account and shall pay to the Issuer or Persons directed by the Issuer in writing the amounts set forth in such Title Event Requisition.

          (E) Upon completion of the effort to remedy the Title Event there shall be filed with the Collateral Agent and the Trustee a certificate of a Responsible Officer of the Issuer certifying the result of the effort to remedy the Title Event and the amount, if any, required in its opinion to be retained in the Title Event Sub-Account for the payment of any remaining expenses. Upon receipt of the documents described in the immediately preceding sentence, the Collateral Agent shall, first, transfer the amount remaining in the Title Event Sub-Account in excess of the amounts to remain in the Title Event Sub-Account as stated in the certificate of a Responsible Officer of the Issuer, to the Issuer or Persons directed by it in writing to the extent of any amounts expended in connection with such effort to remedy and not previously reimbursed and second, segregate the remainder in the Title Event Sub-

          Account from any other amounts therein. The Collateral Agent shall transfer any monies remaining in the Title Event Sub-Account after application of the monies therein as provided in the preceding sentence to the Redemption Account for application pursuant to Section
          3.11. Thereafter, upon receipt of a certificate of a Responsible
          ----
          Officer of the Issuer certifying payment of all costs of remedying the Title Event, the Collateral Agent shall transfer any amounts remaining in the Title Event Sub-Account to the Revenue Account. Any monies retained in the Title Event Sub-Account pursuant to the first sentence of this paragraph E and not used for the purposes set forth in said sentence within one (1) year shall be transferred to the Redemption Account for application pursuant to Section 3.11.

               (F) Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, (1) the Collateral Agent may at its option (and without obligation to do so) use the Title Event Proceeds held by it to pay for the cost of curing the Title Event in question; and (2) at the direction of the Trustee shall transfer all Title Event Proceeds then held by it (or so much thereof as the Trustee shall direct) to the Redemption Account for application pursuant to Section 3.11.

               (G) Notwithstanding the foregoing, any Title Event Proceeds payable with respect to any New York mortgage recording tax with respect to the First Mortgage and any penalties and interest relating thereto shall be used solely to pay such mortgage recording tax, penalties and interest.

       Section 3.11.  Redemption Account.

       (a) The following amounts shall be deposited into the Redemption Account directly, or if received by the Issuer, as soon as practicable upon receipt, in either case in accordance with this Section 3.11(a), to the extent such amounts
                                            -------
are available for redemption of Senior Secured Notes under the Indenture:

               (i) certain amounts from the Loss Proceeds Account received by the Issuer in connection with an Event of Loss, an Event of Eminent Domain or a Title Event, to the extent such amounts are required to be transferred to the Redemption Account in accordance with Section 3.10;
                                                                           ----
               (ii) certain amounts received in connection with a Contract Termination Event; and

               (iii) proceeds received as a result of foreclosure on the Collateral securing the obligations of the Issuer following an Event of Default under the Indenture.

          If any of the foregoing amounts required to be deposited with the Collateral Agent in the Redemption Account are received by the Issuer (or any Affiliate of the Issuer) the Issuer shall (or shall cause any such Affiliate to) hold such payments in trust for the Trustee and shall promptly remit such payments to the Collateral Agent for deposit in the Redemption Account, in the form received, with any necessary endorsements.

          (b) The Collateral Agent shall ledger the amounts referred to in Sections 3.11(a)(i) through (iii) above for distribution in the manner set
              ----------
     forth below:

               (i) Upon the receipt of those amounts described in Section 3.11(a)(i) or 3.11(a)(ii), the Collateral Agent shall so notify the
          ----------
          Trustee, and shall separately segregate such monies. The Collateral Agent shall withdraw, transfer or distribute the amounts described in
          Section 3.11(a)(i) or 3.11(a)(ii) no later than one Business Day
                  ----------
          prior to the Redemption Date established pursuant to Section 3.01 of
                                                                       ----
          the Indenture, provided, however, that if funds in the Loss Proceeds Account are insufficient on any date to make the payments specified in this clause (i), distribution of funds shall be made ratably to the specified recipients based on the respective amounts owed such recipients.

               (ii) Upon the receipt of those amounts described in Section 3.11(a)(iii), the Collateral Agent shall so notify the Trustee, and
          ------------
          separately ledger such monies. The Collateral Agent shall withdraw, transfer or distribute the amounts described in Section 3.11(a)(iii) as directed by the Trustee hereof for the payments described in
          Section 5.10 of the Indenture.

          Section 3.12. Investment of Accounts. Monies held in any Account created by and held under this Depositary Agreement shall be invested and reinvested in Permitted Investments at the written direction (which may be in the form of a standing instruction) of a Responsible Officer of the Issuer; provided, however, that at any time when (a) a Responsible Officer of the Collateral Agent has received written notice that an Event of Default under the Indenture shall have occurred and be continuing or (b) a Responsible Officer of the Issuer has not timely furnished such a written direction or, after a request by the Collateral Agent, has not so confirmed a standing instruction to the Collateral Agent, the Collateral Agent shall invest such monies only in Permitted Investments described in clause (viii) of such definition of a maturity of thirty days or less. Such investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of such Accounts, but in no event shall such investments mature more than one year after the date acquired. The Collateral Agent shall at any time and from time to time liquidate any or all of such investments prior to their maturity as needed in order to effect the transfers and withdrawals contemplated by this Depositary Agreement in accordance with a certificate of a Responsible Officer of the Issuer; provided that, in the absence of timely receipt of such certificate, the Collateral Agent shall liquidate any or all such investments as so needed in such manner as will minimize, to the extent reasonably practicable, the costs, penalties and losses associated with such liquidation. Any income or gain realized from such investments shall be deposited into the Revenue Account. Any loss shall be charged to the applicable Account. Except as otherwise provided in this Section 3.12, the
                                                                      ----
     Collateral Agent shall have no obligation to invest and reinvest any cash held in the Accounts in the absence of timely and specific written investment direction from the required party. Other than by reason of its willful misconduct or gross negligence, the Collateral Agent shall not be liable for the selection of investments or for investment losses incurred thereon. Other than by reason of its willful misconduct or negligence, the Collateral Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the required party to provide timely written investment direction. For purposes of any income tax payable on account of any income or gain on an investment, such income or gain shall be for the account of the Issuer.

          Section 3.13. Disposition of Accounts upon Retirement of Senior Secured Notes.

          (a) Upon the payment in full of the principal, premium, if any, and interest on the Senior Secured Notes such that the Senior Secured Notes are no longer outstanding, all amounts held in the Interest Account, the Principal Account and the Debt Service Reserve Account allocated to the Senior Secured Notes, as the case may be, shall upon the written direction of the Issuer be transferred to the Revenue Account.

          (b) Upon termination of the Indenture and after payment in full of the principal of, premium, if any, and interest on and all other amounts due in respect of all the additional Senior Indebtedness, all Senior Secured Notes Outstanding and after payment in full of all Administrative Costs, and all other Secured Obligations, all amounts remaining in any Account established in Section 2.02 shall be paid by the Collateral Agent
                                    ----
     to the Issuer.

          Section 3.14. Account Balance Statements. The Collateral Agent shall, on a monthly basis and at such other times as the Trustee or the Issuer may from time to time reasonably request, provide to the Trustee and the Issuer, statements in respect of each of the Accounts, sub-accounts and amounts segregated in any of the Accounts showing the Account balance, amount of all receipts, the net investment income or gain received and collected and shall also include withdrawals and transfers from and to any Account and sub-accounts.

          Section 3.15.  Events of Default.

          (a) On and after any date on which the Collateral Agent receives written notice from the Trustee pursuant to Section 5.01 of the Indenture
                                                         ----
     that an Event of Default has occurred under the Indenture (the date of receipt of such notice, the "Trigger Event Date"), the Collateral Agent shall thereafter accept all notices and instructions required to be given to the Collateral Agent pursuant to the terms of this Depositary Agreement only from the Trustee and not from any other Person and the Collateral Agent shall not withdraw, transfer, pay or otherwise distribute any monies in any of the Accounts except pursuant to such notices and instructions from the Trustee unless such Event of Default has been waived pursuant to
     Section 5.04 of the Indenture or cured, in which event the terms of this provision will be inapplicable to such Event of Default.

          (b) On the Trigger Event Date, the Collateral Agent shall render an accounting of all monies in the Accounts as of the Trigger Event Date to the Trustee.

          (c) On and after the Trigger Event Date, the Collateral Agent shall distribute all money then held in any Account to the Trustee. The proceeds of any sale, disposition or other realization with respect to Collateral shall be applied in the order of priorities specified in Section 5.10 of the Indenture, as directed by the Trustee.

          Section 3.16. Accounts Maintained as UCC "Securities Accounts". The Securities Intermediary hereby agrees and confirms that it has established the Accounts as set forth and defined in this Depositary Agreement. The Securities Intermediary agrees that (i) each such Account established by the Securities Intermediary is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the Uniform Commercial Code as adopted in the State of New York (the "UCC"); (ii) the Issuer is an "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC, the "Financial Assets") credited to such accounts;
     (iii) all Financial Assets in registered form or payable to or to order and credited to any such Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the

     Securities Intermediary or in blank, or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to any such Account be registered in the name of, payable to or to the order of, or endorsed to, the Issuer except to the extent the foregoing have been subsequently endorsed by the Issuer to the Securities Intermediary or in blank. Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Account shall be treated as a Financial Asset. Until this Depositary Agreement shall terminate in accordance with the terms hereof, the Collateral Agent shall have "control" (within the meaning of Section 8-106(d)(2) of the UCC) of the Issuer's "security entitlements" (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Financial Assets credited to the Accounts. All property delivered to the Securities Intermediary pursuant to this Depositary Agreement will be promptly credited to the Accounts. If at any time the Securities Intermediary shall receive any order from the Collateral Agent on behalf of the Secured Parties directing transfer or redemption of any Financial Asset relating to any Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person.

          Section 3.17. Stipulation Reserve Account. The Stipulation Reserve Account will be funded as of the date of this Depositary Agreement with proceeds of the Senior Secured Notes in the amount of $3.0 million. Amounts on deposit to the Stipulation Reserve Account will be applied as certified in a Withdrawal Certificate of the Issuer to make payments to Kronish Lieb of amounts which it is entitled to receive from time to time under the Stipulation or to make provision for other payments to Kronish Lieb in respect of such amounts or Kronish Lieb's entitlement thereto, including payments for the extinguishment of Kronish Lieb's entitlement to payment of such amounts or the resolution of claims relating thereto and payments into the escrow arrangement described in the Covenant. If the Issuer provides a written certification to the Collateral Agent to the effect that the likelihood is remote that all or any part of the amount on deposit to the Stipulation Reserve Account will be required to make payments to Kronish Lieb of amounts which it is entitled to receive from time to time under the Stipulation or to make other payments to Kronish Lieb in respect of such amounts or Kronish Lieb's entitlement thereto, or if Kronish Lieb has consented in a writing, filed with the Collateral Agent, to the release of the amount on deposit in the Stipulation Reserve Account, then the Collateral Agent will distribute all or any such portion of the amounts on deposit as directed in a Withdrawal Certificate of the Issuer.

                                   Article 4

                               Collateral Agent

          Section 4.01. Appointment of Collateral Agent, Power and Immunities. The Trustee on behalf of and for the benefit of the Secured Parties, hereby appoints the Collateral Agent to act as its collateral agent hereunder and under the other Collateral Documents (as defined in the Indenture), with such powers as are expressly delegated to the Collateral Agent by the terms of this Depositary Agreement and the terms of the other Collateral Documents, together with such other powers as are reasonably incidental thereto, and the Issuer hereby consents to such appointment. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Depositary Agreement and the other Collateral Documents and no implied duties or covenants shall be read against the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent shall take all actions as the Trustee shall direct it to perform in accordance with the express provisions of this Depositary Agreement or the other Collateral Documents or as the Trustee may otherwise direct it to perform in accordance with the provisions of this Depositary Agreement or the other Collateral Documents. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action which is contrary to this Depositary Agreement or the other Collateral Documents or applicable law. Neither the Collateral Agent nor any of its Affiliates shall be responsible to the Secured Parties for any recitals, statements, representations or warranties made by the Issuer contained in this Depositary Agreement or any other Project Document (as defined in the Indenture) or Financing Document (as defined in the Indenture) or in any certificate or other document referred to or provided for in, or received by the Trustee under, the Indenture, this Depositary Agreement or any other Project Document or Financing Document for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Depositary Agreement or any Project Document or Financing Document or any other document referred to or provided for herein or therein or for any failure by the Issuer to perform its obligations hereunder or thereunder. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Issuer of any of its obligations under the Indenture, any other Financing Document, this Depositary Agreement or any other document or agreement contemplated hereby or thereby. The Collateral Agent shall not be (a) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Collateral Document or (b) responsible for any action taken or permitted to be taken by it hereunder or in connection with any other Collateral Document (except for its own gross negligence or willful misconduct). Except as otherwise provided under this Depositary Agreement and the other Collateral Documents, the Collateral Agent shall take action under this Depositary Agreement and the other Collateral Documents only as it shall be directed in writing. Whenever in the administration of this Depositary Agreement or any other

Collateral Document the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Agent taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the Issuer, or the Trustee, if appropriate. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of this Depositary Agreement or any other Collateral Document from the Trustee, the Issuer or any court of competent jurisdiction. If the payment by the Issuer of, or the right of any partner of the Issuer to receive, any permitted distribution or other payment by the Issuer to any of its partners, is disputed pursuant to any pending or threatened legal proceeding, the Collateral Agent shall have the right to deposit the disputed amount of such distribution or payment in an interest bearing escrow account pending the final resolution of such dispute. The Collateral Agent shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Collateral Agent was grossly negligent in ascertaining the pertinent facts. The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee so appointed. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Depositary Agreement or any other Collateral Document or in connection therewith except to the extent caused by the Collateral Agent's gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The Collateral Agent shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Collateral Agent shall have received written notice thereof.

     Section 4.02. Reliance by Collateral Agent. The Collateral Agent shall be entitled to conclusively rely upon and shall not be bound to make any investigation into the facts or matters stated in any certificate, certificate of a Responsible Officer of the Issuer, Independent Engineer's certificate, Insurance Consultant's certificate, Trustee's certificate or any other notice or document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statement of legal counsel, independent accountants and other experts selected by the Collateral Agent and shall have no liability for its actions taken thereupon, unless due to the Collateral Agent's willful misconduct or negligence. Without limiting the foregoing, the Collateral Agent shall be required to make payments to the Secured Parties only as set forth herein. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Depositary Agreement or any other Collateral Document
(i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to applicable law or the terms of this Depositary Agreement or any other Collateral Document, (ii) if such action is not specifically provided for in this Depositary Agreement or any other Collateral Document, it shall not have received any such advice or concurrence of the Trustee as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Depositary Agreement or any other Collateral Document (whether such action is or is intended to be an action of the Collateral Agent of the Trustee), it shall not first be indemnified to its satisfaction by the Secured Parties (other than the Trustee (in its individual capacity) or the Collateral Agent (in its individual capacity) or any other agent or trustee under any of the Financing Documents (in their respective individual capacities)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Depositary Agreement or any other Collateral Document in accordance with a request of the Trustee (to the extent that the Trustee is expressly authorized to direct the Collateral Agent to take or refrain from taking such action), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

     Section 4.03. Court Orders. The Collateral Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affection any money, documents or things held by the Collateral Agent. The Collateral Agent shall not be liable to any of the parties hereto or any of the Secured Parties, their successors, heirs or personal representatives by reason of the Collateral Agent's compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

     Section 4.04. Resignation or Removal. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving 30 days written notice thereof to the Trustee and the Issuer, provided that in the event the Collateral Agent is also the Collateral Agent and Trustee, it must also at the same time resign as Collateral Agent and Trustee. The Collateral Agent may be removed at any time with cause by the Trustee. Issuer shall have the right to remove the Collateral Agent upon thirty (30) days' notice to the Trustee with or without cause, effective upon the appointment of a successor Collateral Agent under this
Section 4.04, which is reasonably acceptable to the Trustee. In the event that
        ----
the Collateral Agent shall decline to take any action without first receiving adequate indemnity from the Issuer or the Secured Parties, as the case may be and, having received an indemnity, shall continue to decline to take such action, the Trustee shall be deemed to have sufficient cause to remove the Collateral Agent. In the event that the Collateral Agent is also the Trustee, the Trustee shall have the right to remove the Collateral Agent with or without cause. Upon any such resignation or removal, the Issuer shall have the right to appoint a successor Collateral Agent, which Collateral Agent shall be reasonable acceptable to the Issuer. If no successor Collateral Agent shall have been appointed by the Issuer and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or the removal of the retiring Collateral Agent, then the retiring Collateral Agent may appoint a successor Collateral Agent, which shall be a bank or trust company reasonable acceptable to the Issuer. Upon the acceptance of any appointment as Collateral Agent hereunder by the successor Collateral Agent, (a) such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and (b) the retiring Collateral Agent shall promptly transfer all monies and Permitted Investments within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Collateral Agent with respect to the monies and Permitted Investments to the successor Collateral Agent. After the retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of Article IV and of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

                                   Article 5

                        Expenses; Indemnification; Fees

     Section 5.01. Expenses. Subject to the terms of the agreement referenced in
Section 5.03, the Issuer agrees to pay or reimburse all reasonable out-of-pocket
        ----
expenses of the Collateral Agent (including reasonable fees and expenses for legal services) in respect of, or incident to, the administration or enforcement of any of the provisions of the Depositary Agreement or any other Collateral Document or in connection with any amendment, waiver or consent relating to this Depositary Agreement or any other Collateral Document.

     Section 5.02. Indemnification. The Issuer agrees to indemnify the Collateral Agent in its capacity as such, and in their capacity as such, its officers, directors, shareholder, controlling persons, employees, agents and servants (each an "Indemnified Party") from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) growing out of or resulting from this Depositary Agreement or any other Collateral Document (including, without limitation, performance under or enforcement of this Depositary Agreement or any other Collateral Document, but excluding any such claims, losses or liabilities resulting from the Indemnified Party's gross negligence or willful misconduct). This indemnity shall survive the termination of this Depositary Agreement or any other Collateral Document, and the resignation or removal of the Collateral Agent.

     Section 5.03. Fees. On the Closing Date, and on each anniversary of the Closing Date to and including the Final Maturity Date, the Issuer shall pay the Collateral Agent an annual fee in an amount mutually agreed on in a separate agreement between the Issuer and the Collateral Agent. The payment of the Collateral Agent's reasonable out-of-pocket expenses (including fees and expense of counsel) for its administration of any provisions of this Depositary Agreement or any other Collateral Document shall be subject to the terms of such separate agreement.


                                   Article 6

                                 Miscellaneous

     Section 6.01. Amendments; Etc. No amendment or waiver of any provision of the Depositary Agreement nor consent to any departure by the Issuer herefrom shall in any event be effective unless the same shall be in writing and signed by the Trustee, the Collateral Agent and the Issuer. Any such amendment, waiver or consent shall be effective only in the specific instance and from the specified purpose for which given.

     Section 6.02. Addresses for Notices. All notices, requests and other communication provided for hereunder shall be in writing and, except as otherwise required by the provisions of the Depositary Agreement, shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight delivery, telecopy, telegram or telex, addressed to the parties as follows:

The Issuer:         Project Orange Associates, L.P.
                    c/o Scolaro, Shulman, Cohen, Lawler & Burstein, P.C.
                    90 Presidential Plaza
                    Syracuse, New York 13202-2200
                    Fax: (315) 471-1355
                    Attention: Richard S. Scolaro

Collateral Agent:   U.S. Bank Trust National Association
                    100 Wall Street, Suite 1600
                    New York, New York, 10005
                    Attention: Corporate Trust Services
                    Fax: 212-809-5459

Section 6.03. Governing Law. This Depositary Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Depositary Agreement in or upon the Accounts shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Account are governed by the laws of a jurisdiction other than the State of New York.

Section 6.04. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP AMONG THEM ESTABLISHED BY THIS AGREEMENT.

Section 6.05. Headings. Headings used in this Depositary Agreement are for convenience of reference only and do not constitute part of this Depositary Agreement for any purpose.

Section 6.06. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Issuer, the Collateral Agent, the Trustee and the other Secured Parties and their respective successors and assigns and no Person (other than the parties hereto and the Secured Parties) shall have any rights hereunder.

Section 6.07. No Waiver. No failure on the part of the Collateral Agent, the Collateral Agent, the Secured Parties or any of their respective nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent, the Collateral Agent, the Secured Parties or any of their nominees or representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 6.08. Severability. If any provision of the Depositary Agreement or the application thereof shall be invalid or unenforceable to any extent (a) the remainder of this Depositary Agreement and the application of such remaining provisions shall not be affected thereby and (b) each such remaining provision shall be enforced to the greatest extent permitted by law.

Section 6.09. Successors and Assigns. All covenants, agreements, representations and warranties in this Depositary Agreement by the Trustee, the Collateral Agent and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

Section 6.10. Execution in Counterparts. This Depositary Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.11. Consequential Damages. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.12. Limitation of Liability. Notwithstanding anything to the contrary contained in the Depositary Agreement and the Transaction Documents, no officer, director, manager, management committee, employee, shareholder or partner of the Issuer nor any director, officer, manager, management committee, employee, incorporator, shareholder, partner or member of any partner of the Issuer or any Affiliate of any such party (collectively, the "Nonrecourse Parties") shall be personally liable under this Depositary Agreement for the payment of any sums or for the performance of any obligation contained in, this Depositary Agreement. Collateral Agent agrees that its rights shall be limited to proceeding against the Issuer, and the security provided or intended to be provided pursuant to the Security Documents and that it shall have no right to proceed against the Nonrecourse Parties for (a) the satisfaction of any monetary obligation of, or enforcement of any monetary claim against, the Issuer, (b) the performance of any obligation, covenant or agreement arising under this Depositary Agreement, or (c) any deficiency judgment remaining after foreclosure of any property securing the obligations hereunder; provided that (a) the foregoing provisions of the Section 6.12 shall
                                                                     ----
not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions or provisions of the Depositary Agreement or any Financing Document and the same shall continue until fully paid, discharged, observed or performed; (b) the foregoing provisions of this
Section 6.12 shall not limit or restrict the right of any Secured Party to name
        ----
the Issuer or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Depositary Agreement or any other Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Party, except as set forth in the Section 6.12; (c) the foregoing provisions of the Section 6.12
                         ----                                              ----
shall not in any way limit or restrict any right or remedy of any Secured Party with respect to, and all of the Nonrecourse Parties shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, negligence or willful misrepresentation, or misappropriation of any revenues derived from the Project and the proceeds thereof or any other earnings, revenues, rents, issues, profits or proceeds that are subject of the Security Documents that should or would have been paid as provided therein or paid or delivered to the Secured Parties towards any payment required under this Depositary Agreement or any other Financing Document; (d) the foregoing provisions of this Section 6.12 shall not affect or diminish or constitute a
                           ----
waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of the Project made by any of the Nonrecourse Parties or any security granted by the Nonrecourse Parties as security for the obligations of the Issuer; and (e) nothing contained herein shall limit the liability of (i) any Person who is a party to any Project Document or has issued any certificate or statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document, certificate or statement, or (ii any Person rendering a legal opinion, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced instrument, agreement or opinion.

     Section 6.13. Regarding the Collateral Agent. The Collateral Agent shall be afforded all of the rights, powers, protections, immunities and indemnities set forth in those certain Collateral Documents dated as of the date hereof, between the Collateral Agent and the Issuer as if the same were specifically set forth herein.

     Section 6.14. Dispute Resolution. In the event of any dispute or disagreement arising out of or relating to the determination of the amount, if any, by which the Capital Expenditure Reserve Required Balance is to be reduced by way of operation of clause (2) of the definition thereof that the representatives of the Issuer and the Independent

Engineer have been unable to settle or agree upon within a period of 15 days after the dispute or disagreement arises, the Issuer and the Independent Engineer shall each nominate and commit a senior officer to meet at a mutually agreed time and place not later than 30 days after the dispute or disagreement has arisen to attempt to resolve such dispute or disagreement. Should a resolution of such dispute or disagreement not be obtained within 15 days after such meeting of senior officers for such purposes, or such longer period as may be mutually agreed, then the Issuer and the Independent Engineer shall each have the right, by written notice to the other, to resolve the dispute or disagreement through a mutually acceptable independent expert (the "Independent Expert") agreed upon by the parties at the time of their agreement to submit such dispute to an Independent Expert for resolution. Such disputes shall be resolved by the Independent Expert in accordance with such mutually agreed procedures and rules. The Independent Expert shall resolve such dispute as soon as practicable in light of the circumstances, but in no event later than 30 days after submission to him/her of such dispute. The Issuer agrees that any decision and/or award of the Independent Expert shall be binding on the Issuer and, to the extent permitted by applicable Law, any rights to appeal from or cause a review of any such decision and/or award are hereby waived by the Issuer.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Deposit and Disbursement Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              PROJECT ORANGE FUNDING, L.P.

                              By: G.A.S. Orange Associates, L.L.C.,
                              a Delaware limited liability company,
                              its General Partner


                              By: /s/ Douglas Corbett
                                 _____________________________________
                              Name: Douglas Corbett
                              Title: Vice President


                              U.S. BANK TRUST NATIONAL
                              ASSOCIATION, as Collateral Agent and
                              Securities Intermediary


                              By: /s/ Ward A. Spooner
                                 _____________________________________
                              Name: Ward A. Spooner
                              Title: Vice President

                                                                    Exhibit A to
                                                            Depositary Agreement

                    NON-BUDGETED OPERATING AND MAINTENANCE

                               COSTS CERTIFICATE

                                   No. ____

                                    [Date]

U.S. Bank Trust National Association, as Collateral Agent under the Depositary Agreement referred to below
[Address]

Attention: [__________________________]

Re: DEPOSIT AND DISBURSEMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "Depositary Agreement") dated as of December 6, 1999 among Project Orange Associates, L.P. (as successor by merger to Project Orange Funding, L.P., the "Issuer"), a Delaware limited partnership, U.S. Bank Trust National Association, a national banking association, in its capacity as Collateral Agent and in its capacity as Collateral Agent.

Ladies and Gentlemen:

     This certificate (the "Non-budgeted Operating and Maintenance costs Certificate") is delivered to you pursuant to Section 3.01(c)(i)(A) of the
                                                      -------------
Depositary Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Depositary Agreement. The information relating to this Non-Budgeted Operating and Maintenance Costs Certificate is as follows:

1. The aggregate amount requested to be withdrawn from the Revenue Account in accordance with this Non-Budgeted Operating and Maintenance Costs Certificate is $______________.

2. The Funding Date on which the withdrawals and transfers pursuant to this Non-budgeted Operating and Maintenance Costs Certificate are to be made is _________, _____.

3. Set forth on Schedule I attached hereto is the name of each Person to whom any payment is to be made, the aggregate amount due and payable on the Funding Date or reasonably expected to be due and payable within the thirty
     (30) day period following the Funding Date to such Person and a summary description of the work performed, services rendered, materials, equipment or supplies delivered or any other purpose for which each payment was or is to be made.

4. The proceeds received pursuant to this Non-Budgeted Operating and Maintenance Costs Certificate to be withdrawn from the Revenue Account will be used to pay Operating and Maintenance Costs which exceed the aggregate projected Operating and Maintenance Costs in the annual Operating Budgets of the Issuer by more than ten percent (10%).

5. The Operating and Maintenance Costs for which payment is requested under this Non-Budgeted Operating and Maintenance Costs Certificate have not been the basis for any prior requisition by the Issuer.

6. All proceeds of prior requisitions under any Non-Budgeted Operating and Maintenance Costs Certificate have been expended or applied pursuant to the provisions of the Indenture.

7. Attached hereto as Appendix I is an Independent Engineer's Certificate in respect of this Non-Budgeted Operating and Maintenance Costs Certificate confirming that the Operating and Maintenance Costs for which payment is requested hereunder are prudent and reasonable.

8. The Operating and Maintenance Costs for which payment is requested under the Non-Budgeted Operating and Maintenance Costs Certificate are reasonably designed to permit the Issuer to satisfy its obligations in respect of the Senior Secured Notes and maximize its revenue and net income.

                         PROJECT ORANGE ASSOCIATES, L.P.


                         By:   G.A.S. Orange Associates, L.L.C.,
                               a Delaware limited liability company,
                               its General Partner


                               By: _________________________________



                         U.S. BANK TRUST NATIONAL ASSOCIATION,
                          as Collateral Agent and Securities Intermediary


                               By: _________________________________
                               Name:
                               Title:

                                                                      Schedule 1
                                                                    to Exhibit A
                                                         to Depositary Agreement


     Name                Amount of Payment             Purpose

                                                                      Appendix I
                                                                    to Exhibit A
                                                         to Depositary Agreement

                      INDEPENDENT ENGINEER'S CERTIFICATE

                                    [Date]

[Name],   as Collateral Agent
          under the Depositary Agreement
          referred to below
[Address]

Attention: [______________]

Re: DEPOSIT AND DISBURSEMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "Depositary Agreement") dated as of December 6, 1999 among Project Orange Associates, L.P. (as successor by merger to Project Orange Funding, L.P., the "Issuer"), a Delaware limited partnership, U.S. Bank Trust National Association, a national banking association, in its capacity as Collateral Agent and in its capacity as Securities Intermediary.

Ladies and Gentlemen:

     This certificate (the "Non-Budgeted Operating and Maintenance Costs Certificate") is delivered to you pursuant to Section 3.01(c)(i)(B) of the Depositary Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Depositary Agreement and the Indenture.

     We hereby certify to the Collateral Agent as of the date hereof that:

1. We have reviewed the Non-Budgeted Operating and Maintenance Costs Certificate dated _____ of the Issuer relating to the Project (the "Project").

2. Based on our review of the aforementioned information and date provided to us by the Issuer and such other investigation as is referenced on the Annex hereto, and the understanding and assumption that we have been provided true, correct and complete information, and [insert customary exceptions and qualifications] we are of the opinion that, as of the date hereof, the expenditures described in the Non-Budgeted Operating and Maintenance Costs Certificate delivered by the Issuer to the Collateral Agent are prudent and reasonable.

     The person signing this Certificate is a duly qualified representative of the Independent Engineer and as such is authorized to execute this Certificate on behalf of the Independent Engineer.

                                        [Name of Independent Engineer]



                                        By:___________________________
                                           Name:
                                           Title:

                                                                    Exhibit B to
                                                            Depositary Agreement

                            RESTORATION REQUISITION

                                 No. ________

                                    [Date]

[Name],   as Collateral Agent
          under the Depositary Agreement
          referred to below
[Address]

Attention: [______________]

Re: DEPOSIT AND DISBURSEMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "Depositary Agreement") dated as of December 6, 1999 among Project Orange Associates, L.P. (as successor by merger to Project Orange Funding, L.P., the "Issuer"), a Delaware limited partnership, U.S. Bank Trust National Association, a national banking association, in its capacity as Collateral Agent and in its capacity as Securities Intermediary.

Ladies and Gentlemen:

     This requisition (this "Restoration Requisition") is delivered to you pursuant to Section 3.10(i)(D)(2) of the Depositary Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Depositary Agreement. The information relating to the Restoration Requisition is as follows:

1. The aggregate amount requested to be withdrawn from the Restoration Sub-Account in accordance with this Restoration Requisition is $____________.

2. The Funding Date on which the withdrawals and transfers pursuant to this Restoration Requisition are to be made is ________, ___.

3. Set forth on Schedule I attached hereto is the name of each Person to whom any payment is to be made, the aggregate amount incurred on or prior to the Funding Date or reasonably expected to be incurred within the thirty (30) day period following the Funding Date by such Person and a summary description of the work performed, services rendered, materials, equipment or supplies delivered or any other purpose for which each payment was or is to be made.

4. The proceeds of this Restoration Requisition withdrawn from the Restoration Sub-Account will be used to pay the costs of rebuilding, restoration or repair of ________ (the "Project") in accordance with the Restoration Budget and the Restoration Progress Payment Schedule, and the Collateral Agent may properly charge such costs against the Restoration Sub-Account.

5. The rebuilding, restoration, or repair costs which have been paid or for which payment is requested under this Restoration Requisition are in accordance with the Restoration Budget and the Restoration Progress Payment Schedule.

6. The costs of rebuilding, restoration, or repair for which payment is requested under this Restoration Requisition from the Restoration Sub-Account have not been the basis for any prior requisition by the Issuer

7. As of the date hereof, the Issuer has not received any written notice of any lien, right to lien or attachment upon, or claim affecting the rebuilding, repair or restoration that is the subject of the Restoration Requisition, or in the event that the Issuer has received notice of any such lien, attachment or claim, that such lien, attachment or claim, (giving details with respect thereto) either (a) is a Permitted Lien pursuant to clause (3) of the definition of "Permitted Liens" and the funds estimated to be required to pay such lien, attachment or claim (giving details of the basis for such estimate) remain on deposit in the Restoration Sub-Account; or (b) has been released or discharged as of the date hereof or is expected to be released or discharged out of the proceeds of this Restoration Requisition.

8. [Attached hereto as Appendix I is an Independent Engineer's Certificate in respect of this Restoration Requisition.]/1/


_________________________

/1/To be furnished only in the event that the amount requested in any consecutive 12-month period with respect to any Event of Loss or Event of Eminent Domain exceeds $1,000,000 in the aggregate.

                         PROJECT ORANGE ASSOCIATES, L.P.

                         By:  G.A.S. Orange Associates, L.L.C.,
                              a Delaware limited liability
                              company, its General Partner


                         By:  _________________________________
                              Name:
                              Title:

                                                                      Schedule I
                                                                    to Exhibit B
                                                         to Depositary Agreement


     Name                Amount of Payment             Purpose

                                                                      Appendix I
                                                                       Exhibit B
                                                         to Depositary Agreement

                      INDEPENDENT ENGINEER'S CERTIFICATE


                                    [Date]

[Name], as Collateral Agent
     under the Depositary Agreement
     referred to below
[Address]

Attention: [______________]

Re: DEPOSIT AND DISBURSEMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "Depositary Agreement") dated as of December 6, 1999 among Project Orange Associates, L.P. (as successor by merger to Project Orange Funding, L.P., the "Issuer"), a Delaware limited partnership, U.S. Bank Trust National Association, a national banking association, in its capacity as Collateral Agent and in its capacity as Securities Intermediary.

Ladies and Gentlemen:

     This Certificate is delivered to you in connection with Section 3.10(i)(D)(2) of the Depositary Agreement and in connection with the requisition for payment to which this Certificate is attached as Appendix II (the "Restoration Requisition") delivered by the Issuer to the Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Depositary Agreement.

     We hereby certify to the Collateral Agent as of the date hereof that:

     1. We have reviewed the material and data made available to us by the Issuer with respect to [describe rebuilding, repair or restoration project] and have performed such other investigation as is referenced in the Annex attached hereto (the "Review"). Our Review was performed in accordance with generally accepted engineering and construction practices and included such investigation, [insert customary exceptions and qualifications] and review as we in our professional capacity deemed necessary or appropriate in the circumstances and within the scope of our appointment [insert customary exceptions and qualifications]. We have also reviewed the Restoration Requisition dated ________________, including any Appendices, Schedules and requisitions and/or invoices attached thereto or delivered therewith.

     2. Based on our Review and the understanding and assumption that we have been provided true, correct and complete information, and [insert customary exceptions and qualifications] we are of the opinion that, as of the date hereof:

     (a) After giving effect to the payments requested under the Restoration Requisition, the undisbursed moneys in the Restoration Sub-Account together with any other amounts that the Issuer is willing to commit or cause to be committed to such rebuilding, repair or restoration is reasonably estimated to equal or exceed the amount necessary to pay for (i) all work, labor or services performed and all materials, supplies or equipment furnished for which payment has not yet been made and (ii) all other reasonably anticipated costs of rebuilding, repair or restoration ("Restoration Costs") which have yet to be paid in order to achieve operation of [all] [a portion] of the Project. [Alternative if applicable: After giving effect to the payments requested under the Restoration Requisition, the undisbursed moneys in the Restoration Sub-Account may be less than the amount necessary to pay for (i) all work, labor or services performed and all materials, supplies or equipment furnished for which payment has not yet been made and (ii) all other reasonably anticipated Restoration Costs which have yet to be paid in order to achieve operation of [all] [a portion] of the Project; however, in our opinion, such insufficiency could not reasonably be expected to result in a Material Adverse Effect.]

     (b) The major rebuilding, repair and restoration activities and the progress of the rebuilding, repair and restoration of the Project through the date of this Certificate are proceeding in a satisfactory manner in accordance with the Restoration Budget and the Restoration Progress Payment Schedule.

     (c) The Restoration Costs set forth on Schedule I to the Restoration Requisition not incurred on or prior to the Funding Date are reasonably anticipated to be incurred during the thirty (30) day period following the Funding Date.

     (d) The payments made with respect to the Restoration Requisition are in accordance with the Restoration Budget and the Restoration Progress Payment Schedule.

     The person signing this Certificate is a duly qualified representative of the Independent Engineer and as such is authorized to execute this Certificate on behalf of the Independent Engineer.

                                        Very truly yours,

                                        [Name of Independent Engineer]


                                        By: ____________________________
                                            Name:
                                            Title:

                                                                    Exhibit C to
                                                            Depositary Agreement

                            TITLE EVENT REQUISITION
                                   No. ____
                                    [Date]

[Name], as Collateral Agent
  under the Depositary Agreement
  referred to below
[Address]

Attention: [______________]

Re: DEPOSIT AND DISBURSEMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "Depositary Agreement") dated as of December 6, 1999 among Project Orange Associates, L.P. (as successor by merger to Project Orange Funding, L.P., the "Issuer"), a Delaware limited partnership, U.S. Bank Trust National Association, a national banking association, in its capacity as Collateral Agent and in its capacity as Securities Intermediary.

Ladies and Gentlemen:

     This requisition (the "Title Event Requisition") is delivered to you pursuant to Section 3.10(ii)(C) of the Depositary Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Depositary Agreement. The information relating to the Title Event Requisition is as follows:

     1. The aggregate amount requested to be withdrawn from the Title Event Sub-Account in accordance with this Title Event Requisition is $__________________.

     2. The Funding Date on which the withdrawals and transfers pursuant to this Title Event Requisition are to be made is _____, ___.

     3. Set forth on Schedule I attached hereto is the name of each Person to whom any payment is to be made, the aggregate amount incurred on or prior to the Funding Date or reasonably expected to be incurred within the thirty (30) day period following the Funding Date to such Person.

     4. The proceeds of this Title Event Requisition withdrawn from the Title Event Sub-Account will be used solely for the purpose of attempting to effect a remedy of the Title Event and for payment of expenses incurred in connection therewith and the Collateral Agent may properly charge such costs against the Title Event Sub-Account.

     5. The costs of such remediation efforts in respect of the Title Event and expenses incurred in connection therewith for which payment is requested under this Title Event Requisition from the Title Event Sub-Account have not been the basis for any prior requisition by the Issuer.

                                        PROJECT ORANGE ASSOCIATES, L.P.


                                        By: G.A.S. Orange Associates, L.L.C.,
                                            a Delaware limited liability
                                            company, its General Partner


                                        By  _________________________________
                                            Name:
                                            Title:

                                                                      Schedule I
                                                                    to Exhibit C
                                                         to Depositary Agreement

     Name                     Amount of Payment                  Purpose

                                      C-3